Exhibit 99.1

1550 Peachtree Street, N.W.  Atlanta, Georgia 30309

NEWS RELEASE

Contact:

Jeff Dodge	Tim Klein
Investor Relations	Media Relations
(404) 885-8804	(404) 885-8555
jeff.dodge@equifax.com	tim.klein@equifax.com

Equifax Reports Revenue of $501.9 Million and Operating Income of $127.7 Million for the Second Quarter of 2008

ATLANTA, July 21, 2008 — Equifax Inc. (NYSE: EFX) today announced financial results for its second quarter ended June 30, 2008.  The company reported revenue of $501.9 million, a 10 percent increase over the second quarter of 2007, and operating income of $127.7 million, a 7 percent increase from the same period of 2007.  Diluted earnings per share (“EPS”) was $0.54 compared to $0.51 in the same period of the prior year.  On a non-GAAP basis, EPS, excluding the impact of acquisition-related amortization expense (“adjusted EPS”), was $0.64, up 12 percent from the same period of 2007.

“Equifax’s increasingly diversified business model positioned us well for the current environment as we delivered solid, broad-based performance.  We continue to invest for the future through new product innovation, international expansion, and enhancing our value-added services, including enabling technologies and predictive sciences.  At the same time, operating performance benefited from implementing process improvement initiatives, the expertise of our outsourcing partners and managing our discretionary expenses,” said Richard F. Smith, Equifax’s Chairman and Chief Executive Officer.  “In spite of the fact that the economy has weakened further since we last gave guidance, we remain confident in our original range and full year performance will likely be in the middle to lower half of that range assuming economic conditions remain similar to what we experienced in the second quarter.”

Second Quarter 2008 Highlights

•                  Double-digit revenue growth in our International and North America Commercial Solutions operating segments and results from TALX contributed to a 10 percent increase in revenue in the second quarter of 2008, when compared to the same period in 2007.

•                  Operating margin was 25.4 percent compared to 25.1 percent in the first quarter of 2008 and 26.4 percent in the second quarter of 2007.   On a non-GAAP basis, excluding the impact of acquisition-related amortization expense, operating margin was 29.8 percent in the second quarter of 2008 compared to 29.6 percent in the same period of 2007.

•                  Net income was $70.8 million, a 1 percent increase from the second quarter of 2007.  Year-over-year net income growth was negatively impacted by increased intangible amortization expense and interest expense on additional debt related to the acquisition of

                        TALX.  On a non-GAAP basis, excluding the impact of acquisition-related amortization expense, net income increased 7 percent.

•                  EBITDA (a non-GAAP financial measure defined as operating income adding back depreciation and amortization expense) was $165.7 million, up 11 percent from the second quarter of 2007.

•                  During the second quarter 2008, we repurchased 1.1 million of our common shares on the open market for $44.1 million.  At June 30, 2008, our remaining authorization for future share repurchases was $232.8 million.

U.S. Consumer Information Solutions (“USCIS”)

Total revenue was $228.6 million in the second quarter of 2008, a 9 percent decrease from the second quarter of 2007, due to continued weakness in the U.S. economy which affected each of the USCIS businesses.  Operating margin for USCIS was 38.0 percent in the second quarter of 2008, down slightly from 38.6 percent in the first quarter of 2008.  Operating margin in the second quarter of 2007 was 40.4 percent.

International

Total revenue was $137.5 million in the second quarter of 2008, a 19 percent increase from the second quarter of 2007. In local currency, revenue was up 10 percent when compared to the same period in the prior year.  Compared to the second quarter of 2007:

•                  Europe revenue was $46.4 million, up 3 percent in U.S. dollars (1 percent in local currency);

•                  Latin America revenue was $61.1 million, up 38 percent in U.S. dollars (23 percent in local currency); and

•                  Canada Consumer revenue was $30.0 million, up 15 percent in U.S. dollars (6 percent in local currency).

Operating margin for International was 30.6 percent in the second quarter of 2008 up from 29.0 percent in the second quarter of 2007.

TALX

Total revenue was $76.7 million and operating margin was 17.7 percent for the second quarter of 2008.  During the quarter, total records in the employment database grew to 179.2 million, up 18 percent from a year ago.

North America Personal Solutions

Total revenue rose to $41.5 million, an 8 percent increase from the second quarter of 2007. Operating margin was 25.1 percent, up from 19.0 percent in the second quarter of 2007.

North America Commercial Solutions

Total revenue rose to $17.6 million, a 15 percent increase from the second quarter of 2007. Operating margin was 16.0 percent, up from 6.4 percent in the second quarter of 2007.

About Equifax

Equifax empowers businesses and consumers with information they can trust. A global leader in information solutions, employment and income verification and human resources business process outsourcing services, we leverage one of the largest sources of consumer and commercial data, along with advanced analytics and proprietary technology, to create customized insights that enrich both the performance of businesses and the lives of consumers.

Customers have trusted Equifax for over 100 years to deliver innovative solutions with the highest integrity and reliability.  Businesses — large and small — rely on us for consumer and business credit intelligence, portfolio management, fraud detection, decisioning technology, marketing tools, HR/payroll services, and much more.  We empower individual consumers to manage their personal credit information, protect their identity and maximize their financial well-being.

Headquartered in Atlanta, Georgia, Equifax Inc. employs approximately 7,000 people in 15 countries throughout North America, Latin America and Europe. Equifax is a member of Standard & Poor’s (S&P) 500® Index. Our common stock is traded on the New York Stock Exchange under the symbol EFX.

www.equifax.com

Earnings Conference Call and Audio Webcast

In conjunction with this release, Equifax will host a conference call tomorrow, July 22, 2008, at 8:30 a.m. (EDT) via a live audio webcast.  To access the webcast, go to the Investor Center of our website at www.equifax.com. The discussion will be available via replay at the same site shortly after the conclusion of the webcast.  This press release is also available at that website.

Non-GAAP Financial Measures

This earnings release presents operating income and operating margin excluding acquisition-related amortization expense; net income and diluted EPS excluding acquisition-related amortization expense; and EBITDA, which we define as operating income adding back depreciation and amortization expense.  These are important financial measures for Equifax but are not financial measures as defined by GAAP.

These non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income, operating margin, net income or EPS as determined in accordance with GAAP.  EBITDA as we have calculated it may not be comparable to similarly titled measures reported by other companies.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes are presented in the Q&A.  This information can also be found under “Investors/GAAP/Non-GAAP Measures” on our website at www.equifax.com.

Forward-Looking Statements

Management believes certain statements in this earnings release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are made on the basis of management’s views and assumptions regarding future events and business performance as of the time the statements are made.  Management does not undertake any obligation to update these statements.

Actual results may differ materially from those expressed or implied.  Such differences may result from actions taken by Equifax, including restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), as well as from developments beyond Equifax’s control, including but not limited to changes in worldwide and U.S. economic conditions that materially impact consumer spending, consumer debt and employment, changes in demand for Equifax’s products and services, our ability to develop new products and services, pricing and other competitive pressures, our ability to achieve targeted cost efficiencies, risks relating to illegal third party efforts to access data, risks associated with our ability to complete and integrate acquisitions and other investments, changes in laws and regulations governing our business, including federal or state responses to identity theft concerns, and the outcome of our pending litigation.  Certain additional factors are set forth in Equifax’s Annual Report on Form 10-K for the year ended December 31, 2007 under Item 1A, “Risk Factors”.

EQUIFAX

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	June 30,
	2008	2007
(In millions, except per share amounts)	(Unaudited)
Operating revenue	$501.9	$454.5
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	201.0	189.9
Selling, general and administrative expenses	135.2	115.2
Depreciation and amortization	38.0	29.6
Total operating expenses	374.2	334.7
Operating income	127.7	119.8
Interest expense	(17.3)	(10.4)
Minority interests in earnings, net of tax	(1.8)	(1.3)
Other income, net	0.9	1.1
Income before income taxes	109.5	109.2
Provision for income taxes	(38.7)	(39.1)
Net income	$70.8	$70.1

Basic earnings per common share	$0.55	$0.52
Weighted-average shares used in computing basic earnings per share	129.0	134.9
Diluted earnings per common share	$0.54	$0.51
Weighted-average shares used in computing diluted earnings per share	131.5	138.6
Dividends per common share	$0.04	$0.04

EQUIFAX

CONSOLIDATED STATEMENTS OF INCOME

	Six Months Ended
	June 30,
	2008	2007
(In millions, except per share amounts)	(Unaudited)
Operating revenue	$1,005.0	$859.7
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	403.8	359.2
Selling, general and administrative expenses	271.4	212.8
Depreciation and amortization	75.9	51.0
Total operating expenses	751.1	623.0
Operating income	253.9	236.7
Interest expense	(37.0)	(17.8)
Minority interests in earnings, net of tax	(3.5)	(2.7)
Other income, net	1.2	1.3
Income before income taxes	214.6	217.5
Provision for income taxes	(78.1)	(78.4)
Net income	$136.5	$139.1

Basic earnings per common share	$1.06	$1.07
Weighted-average shares used in computing basic earnings per share	129.3	129.9
Diluted earnings per common share	$1.04	$1.05
Weighted-average shares used in computing diluted earnings per share	131.8	132.9
Dividends per common share	$0.08	$0.08

EQUIFAX

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2008	2007
(In millions, except par values)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$72.6	$81.6
Trade accounts receivable, net of allowance for doubtful accounts of $11.9 and $8.9 at June 30, 2008 and December 31, 2007, respectively	305.9	295.8
Prepaid expenses	31.7	25.8
Other current assets	23.1	21.8
Total current assets	433.3	425.0
Property and equipment:
Capitalized internal-use software and system costs	313.5	292.2
Data processing equipment and furniture	185.5	184.7
Land, buildings and improvements	119.8	89.5
Total property and equipment	618.8	566.4
Less accumulated depreciation and amortization	(333.5)	(306.9)
Total property and equipment, net	285.3	259.5
Goodwill	1,852.3	1,834.6
Indefinite-lived intangible assets	95.6	95.7
Purchased intangible assets, net	726.7	764.5
Prepaid pension asset	73.8	72.2
Other assets, net	79.6	72.4
Total assets	$3,546.6	$3,523.9
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current maturities	$127.3	$222.1
Accounts payable	31.6	31.1
Accrued expenses	67.4	79.4
Accrued salaries and bonuses	44.4	63.5
Deferred revenue	78.6	69.9
Other current liabilities	85.0	80.9
Total current liabilities	434.3	546.9
Long-term debt	1,213.2	1,165.2
Deferred income tax liabilities, net	275.1	277.1
Long-term pension and other postretirement benefit liabilities	65.8	62.8
Other long-term liabilities	76.2	72.7
Total liabilities	2,064.6	2,124.7
Shareholders’ equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	—	—
Common stock, $1.25 par value: Authorized shares - 300.0; Issued shares - 189.5 and 188.5 at June 30, 2008 and December 31, 2007, respectively; Outstanding shares - 128.6 and 129.7 at June 30, 2008 and December 31, 2007, respectively	236.6	235.6
Paid-in capital	1,066.1	1,040.8
Retained earnings	2,155.1	2,030.0
Accumulated other comprehensive loss	(159.2)	(170.5)
Treasury stock, at cost, 57.3 shares and 55.1 shares at June 30, 2008 and December 31, 2007, respectively	(1,760.7)	(1,679.0)
Stock held by employee benefits trusts, at cost, 3.6 shares and 3.7 shares at June 30, 2008 and December 31, 2007, respectively	(55.9)	(57.7)
Total shareholders’ equity	1,482.0	1,399.2
Total liabilities and shareholders’ equity	$3,546.6	$3,523.9

EQUIFAX

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30,
	2008	2007
(In millions)	(Unaudited)
Operating activities:
Net income	$136.5	$139.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	75.9	51.0
Stock-based compensation expense	11.0	9.0
Tax effects of stock-based compensation plans	2.5	10.8
Excess tax benefits from stock-based compensation plans	(1.6)	(10.5)
Deferred income taxes	(13.5)	(1.1)
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(8.3)	0.5
Prepaid expenses and other current assets	(2.5)	(17.9)
Other assets	(3.1)	(14.4)
Current liabilities, excluding debt	(16.9)	(15.4)
Other long-term liabilities, excluding debt	6.8	2.0
Cash provided by operating activities	186.8	153.1
Investing activities:
Investment in equity affiliates	(4.4)	—
Capital expenditures	(58.4)	(31.8)
Acquisitions, net of cash acquired	(11.0)	(294.5)
Cash used in investing activities	(73.8)	(326.3)
Financing activities:
Net short-term (repayments) borrowings	(94.9)	97.1
Net borrowings (repayments) under long-term revolving credit facilities	50.0	(121.6)
Proceeds from issuance of long-term debt	2.2	544.6
Payments on long-term debt	(3.1)	—
Treasury stock purchases	(81.1)	(170.3)
Dividends paid	(10.3)	(10.0)
Proceeds from exercise of stock options	13.5	22.4
Excess tax benefits from stock-based compensation plans	1.6	10.5
Other	(0.5)	(5.0)
Cash (used in) provided by financing activities	(122.6)	367.7
Effect of foreign currency exchange rates on cash and cash equivalents	0.6	1.9
(Decrease) increase in cash and cash equivalents	(9.0)	196.4
Cash and cash equivalents, beginning of period	81.6	67.8
Cash and cash equivalents, end of period	$72.6	$264.2

Common Questions & Answers (Unaudited)

(Dollars in millions)

1.                                      Can you provide a further analysis of operating revenue and operating income by operating segment?

Operating revenue and operating income consist of the following components:

(in millions)	Three Months Ended June 30,
		% of		% of
Operating revenue:	2008	Revenue	2007	Revenue	$ Change	% Change
U.S. Consumer Information Solutions	$228.6	46%	$250.0	55%	$(21.4)	-9%
International	137.5	27%	115.3	25%	22.2	19%
TALX	76.7	15%	35.3	8%	41.4	117%
North America Personal Solutions	41.5	8%	38.6	9%	2.9	8%
North America Commercial Solutions	17.6	4%	15.3	3%	2.3	15%
Total operating revenue	$501.9	100%	$454.5	100%	$47.4	10%

(in millions)	Three Months Ended June 30,
		Operating		Operating
Operating income:	2008	Margin	2007	Margin	$ Change	% Change
U.S. Consumer Information Solutions	$86.9	38.0%	$101.0	40.4%	$(14.1)	-14%
International	42.0	30.6%	33.5	29.0%	8.5	25%
TALX	13.6	17.7%	4.5	12.8%	9.1	201%
North America Personal Solutions	10.4	25.1%	7.4	19.0%	3.0	42%
North America Commercial Solutions	2.8	16.0%	1.0	6.4%	1.8	187%
General Corporate Expense	(28.0)	nm	(27.6)	nm	(0.4)	-2%
Total operating income	$127.7	25.4%	$119.8	26.4%	$7.9	7%

(in millions)	Six Months Ended June 30,
		% of		% of
Operating revenue:	2008	Revenue	2007	Revenue	$ Change	% Change
U.S. Consumer Information Solutions	$461.8	46%	$497.1	58%	$(35.3)	-7%
International	267.4	27%	221.0	26%	46.4	21%
TALX	156.3	16%	35.3	4%	121.0	343%
North America Personal Solutions	84.6	8%	76.6	9%	8.0	11%
North America Commercial Solutions	34.9	3%	29.7	3%	5.2	17%
Total operating revenue	$1,005.0	100%	$859.7	100%	$145.3	17%

(in millions)	Six Months Ended June 30,
		Operating		Operating
Operating income:	2008	Margin	2007	Margin	$ Change	% Change
U.S. Consumer Information Solutions	$177.0	38.3%	$202.8	40.8%	$(25.8)	-13%
International	81.6	30.5%	65.9	29.8%	15.7	24%
TALX	26.3	16.8%	4.5	12.8%	21.8	483%
North America Personal Solutions	21.5	25.4%	13.6	17.8%	7.9	58%
North America Commercial Solutions	5.4	15.6%	2.3	7.9%	3.1	133%
General Corporate Expense	(57.9)	nm	(52.4)	nm	(5.5)	-11%
Total operating income	$253.9	25.3%	$236.7	27.5%	$17.2	7%

nm - not meaningful

2.                                      Can you provide a further analysis of operating revenue in the product and services lines, or geographic regions within each operating segment?

Operating revenue consists of the following components:

(in millions)	Three Months Ended June 30,
		% of		% of
Operating revenue:	2008	Revenue	2007	Revenue	$ Change	% Change
Online Consumer Information Solutions	$151.4	30%	$165.4	36%	$(14.0)	-9%
Mortgage Reporting Solutions	17.9	4%	19.0	4%	(1.1)	-6%
Credit Marketing Services	35.7	7%	39.6	9%	(3.9)	-10%
Direct Marketing Services	23.6	5%	26.0	6%	(2.4)	-9%
Total U.S. Consumer Information Solutions	228.6	46%	250.0	55%	(21.4)	-9%
Europe	46.4	9%	45.2	10%	1.2	3%
Latin America	61.1	12%	44.1	10%	17.0	38%
Canada Consumer	30.0	6%	26.0	5%	4.0	15%
Total International	137.5	27%	115.3	25%	22.2	19%
The Work Number	31.7	6%	15.5	4%	16.2	104%
Tax and Talent Management Services	45.0	9%	19.8	4%	25.2	128%
Total TALX	76.7	15%	35.3	8%	41.4	117%
North America Personal Solutions	41.5	8%	38.6	9%	2.9	8%
North America Commercial Solutions	17.6	4%	15.3	3%	2.3	15%
Total operating revenue	$501.9	100%	$454.5	100%	$47.4	10%

(in millions)	Six Months Ended June 30,
		% of		% of
Operating revenue:	2008	Revenue	2007	Revenue	$ Change	% Change
Online Consumer Information Solutions	$308.2	31%	$327.5	38%	$(19.3)	-6%
Mortgage Reporting Solutions	35.3	3%	36.5	4%	(1.2)	-3%
Credit Marketing Services	71.2	7%	80.0	10%	(8.8)	-11%
Direct Marketing Services	47.1	5%	53.1	6%	(6.0)	-11%
Total U.S. Consumer Information Solutions	461.8	46%	497.1	58%	(35.3)	-7%
Europe	94.2	9%	87.4	10%	6.8	8%
Latin America	114.3	12%	83.8	10%	30.5	37%
Canada Consumer	58.9	6%	49.8	6%	9.1	18%
Total International	267.4	27%	221.0	26%	46.4	21%
The Work Number	68.0	7%	15.5	2%	52.5	338%
Tax and Talent Management Services	88.3	9%	19.8	2%	68.5	347%
Total TALX	156.3	16%	35.3	4%	121.0	343%
North America Personal Solutions	84.6	8%	76.6	9%	8.0	11%
North America Commercial Solutions	34.9	3%	29.7	3%	5.2	17%
Total operating revenue	$1,005.0	100%	$859.7	100%	$145.3	17%

3.                                      What drove the fluctuation in the effective tax rate?

Our effective income tax rate was 35.3% for the three months ended June 30, 2008, down from 35.8% for the same period in 2007, due primarily to a greater amount of favorable discrete items in 2008 than in 2007; both related to our foreign tax credit utilization.  The effective income tax rate was 36.4% for the six months ended June 30, 2008, up from 36.1% for the same period in 2007 due primarily to matters discussed above and favorable discrete items recorded during the first quarter of 2007 related to state and foreign taxes, which did not recur in 2008.

4.                                      Can you provide depreciation and amortization by segment?

Depreciation and amortization are as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
U.S. Consumer Information Solutions	$11.3	$11.9	$22.6	$23.5
International	6.1	5.2	12.2	10.0
TALX	15.4	7.4	31.1	7.4
North America Personal Solutions	0.7	0.7	1.4	1.6
North America Commercial Solutions	1.5	1.4	2.8	2.8
General Corporate Expense	3.0	3.0	5.8	5.7
Total depreciation and amortization	$38.0	$29.6	$75.9	$51.0

5.                                      What was the currency impact on the foreign operations?

The U.S. dollar impact on operating revenue and operating income is as follows:

	Three Months Ended June 30, 2008
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada*	$3.0	9%	$1.2	10%
Europe	1.0	2%	0.1	1%
Latin America	7.0	15%	2.1	15%
	$11.0	2%	$3.4	3%

	Six Months Ended June 30, 2008
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada*	$8.1	13%	$3.3	14%
Europe	2.5	3%	0.5	2%
Latin America	13.6	17%	4.0	15%
	$24.2	3%	$7.8	3%

* Canada financial results include amounts reported in our North America Commercial Solutions and International operating segments.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)

(Dollars in millions, except per share amounts)

A.                                    Reconciliation of operating income to adjusted operating income, excluding acquisition-related amortization expense and presentation of adjusted operating margin:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Revenue	$501.9	$454.5	$1,005.0	$859.7
Operating income	$127.7	$119.8	$253.9	$236.7
Acquisition-related amortization expense	21.9	14.6	43.6	22.4
Adjusted operating income, excluding acquisition-related amortization expense	$149.6	$134.4	$297.5	$259.1
Adjusted operating margin	29.8%	29.6%	29.6%	30.1%

B.                                    Reconciliation of net income to net income, adjusted for acquisition-related amortization expense and net income to diluted EPS, adjusted for acquisition-related amortization expense:

	Three Months Ended
	June 30,
	2008	2007	$ Change	% Change

Net income	$70.8	$70.1	$0.7	1%
Acquisition-related amortization expense, net of tax	13.6	9.1	4.5	49%
Net income, adjusted for acquisition-related amortization expense	$84.4	$79.2	$5.2	7%
Diluted EPS, adjusted for acquisition-related amortization expense	$0.64	$0.57	$0.07	12%
Weighted-average shares used in computing diluted EPS	131.5	138.6

	Six Months Ended
	June 30,
	2008	2007	$ Change	% Change

Net income	$136.5	$139.1	$(2.6)	-2%
Acquisition-related amortization expense, net of tax	27.2	13.9	13.3	96%
Net income, adjusted for acquisition-related amortization expense	$163.7	$153.0	$10.7	7%
Diluted EPS, adjusted for acquisition-related amortization expense	$1.24	$1.15	$0.09	8%
Weighted-average shares used in computing diluted EPS	131.8	132.9

C.                                    Reconciliation of operating income to EBITDA (operating income before depreciation and amortization expense):

	Three Months Ended
	June 30,
	2008	2007	$ Change	% Change

Operating income	$127.7	$119.8	$7.9	7%
Depreciation and amortization expense	38.0	29.6	8.4	28%
EBITDA	$165.7	$149.4	$16.3	11%

	Six Months Ended
	June 30,
	2008	2007	$ Change	% Change

Operating income	$253.9	$236.7	$17.2	7%
Depreciation and amortization expense	75.9	51.0	24.9	49%
EBITDA	$329.8	$287.7	$42.1	15%

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Adjusted operating income and operating margin, excluding acquisition-related amortization expense - Management believes excluding the acquisition-related amortization expense from the calculation of operating income and margin, on a non-GAAP basis, is useful because management excludes acquisition-related amortization expense when measuring operating profitability, evaluating performance trends, and setting performance objectives, and it allows investors to evaluate our performance for different periods on a more comparable basis by excluding items that relate to acquisition-related intangible assets.

Net income and diluted EPS, adjusted for acquisition-related amortization expense - We calculate these financial measures by excluding acquisition-related amortization expense, net of tax, from the determination of net income and also in the calculation of diluted EPS. These financial measures are not prepared in conformity with GAAP.  Management believes that these measures are useful because management excludes acquisition-related amortization expense when measuring operating profitability, evaluating performance trends, and setting performance objectives, and it allows investors to evaluate our performance for different periods on a more comparable basis by excluding items that relate to acquisition-related intangible assets.

EBITDA - We calculate EBITDA by adding back depreciation and amortization expense to operating income. EBITDA is not prepared in conformity with GAAP since it excludes depreciation and amortization expense, as well as interest expense, minority interest in earnings (net of tax), other income, net, and provision for income taxes from earnings. This non-GAAP financial measure should not be considered as an alternative to net income, operating income, operating margin, or cash provided by operating activities.  Management believes that EBITDA is a useful supplemental measure to investors because it is consistent with how management evaluates our financial performance and is frequently used by securities analysts and other interested parties to evaluate companies in our industry. Additionally, management uses this measure as an important metric for forecasting and analyzing future periods, as well as evaluating future investing and financing decisions.